Version 1
Exhibit 10.91.85
September 9, 1996






                            PURCHASE AGREEMENT



     This PURCHASE AGREEMENT is made as of May __,
1996, by and between Aegis Auto Finance, Inc., a
Delaware corporation, having its principal executive office at 525 Washington Boulevard, Jersey City, New
Jersey 07310, as seller (the "Seller"), and Aegis Auto
Funding Corp III., a Delaware corporation, having its principal place of business at 525 Washington
Boulevard, Jersey City, New Jersey 07310, as purchaser
(the "Purchaser").

     WHEREAS, the Seller has originated or acquired in the ordinary course of business, certain Receivables
(as defined herein); and

     WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which Receivables owned by the Seller as of the Closing Date (as defined herein) are to be sold by the Seller to the Purchaser;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                 ARTICLE I

                            CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Agreement" means this Purchase Agreement and all amendments hereof and supplements hereto.

     "Assignment" means the document of assignment substantially in the form attached to this Agreement as Exhibit A.


     "Closing Date" means May __, 1996.

     "Cutoff Date" means May __, 1996

     "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective
Receivable.

     "Obligor" means, with respect to a Receivable, the purchaser or co-purchasers of the Financed Vehicle and/or any other Person who owes payments under such Receivable.

     "Purchaser" means Aegis Auto Funding Corp., III, a
Delaware corporation, its successors and assigns.

     "Receivable" means any retail installment sales contract and security agreement identified on the Schedule of Receivables.

     "Receivables Cash Purchase Price" means with respect to any Receivable an amount equal to 100% of the Principal Balance of such Receivable.

     "Schedule of Receivables" means the list of Receivables annexed hereto as Exhibit B or as amended.

     "Seller" means Aegis Auto Finance, Inc., a
Delaware corporation, its successors and assigns.

     "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.


                                ARTICLE II

                     PURCHASE AND SALE OF RECEIVABLES

     Section 2.01.  Purchase and Sale of Receivables.
On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the Property relating thereto (as defined in Section 2.01(a) below).
          (a)  Transfer of Receivables and Property.
On the Closing Date the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse, a 100% interest in (i) all right, title and interest of the Seller in and to the Receivables being purchased on such date, all moneys received thereon on and after the Cutoff Date allocable to principal, and all moneys received thereon allocable to interest accrued thereon from and including the Cutoff Date,
(ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables;
(iii) the interest of the Seller in any Risk Default
Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance Policy) covering the Receivables, the Financed Vehicles or the Obligors; and (iv) the proceeds of any and all of the foregoing. (All of the property identified in this subsection (a) shall constitute "Property").

          (b)  Receivables Purchase Price.  In
consideration for the Receivables and the other
Property relating thereto, the Purchaser shall, on the Closing Date, pay to the Seller an amount equal to 100% of the Receivables Cash Purchase Price for the Receivables in cash (the "Receivables Purchase Price").

          (c)  Security Interest.  It is the intention
of the Seller and the Purchaser that the transfer and assignment of the Seller's right, title and interest in and to the Receivables and the other Property shall constitute an absolute sale by the Seller to the Purchaser. In the event a court of competent jurisdiction were to recharacterize the transfer of the Property as a secured borrowing rather than a sale, contrary to the intent of the Seller and the Purchaser, the Seller does hereby grant, assign and convey to the Purchaser, a security interest in and lien upon all of its right, title and interest in and to the Property, and all proceeds of any thereof, said security interest to be effective from the date of execution of this Agreement.

     Section 2.02.  The Closing.  The sale and purchase
of the Receivables shall take place at a closing (the
"Closing") at the offices of the Purchaser on the Closing Date.


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

     Section 3.01.  Representations and Warranties of
the Seller.

                (a) The Seller hereby represents and
warrants to the Purchaser and its respective successors:

             (i)    Organization, Etc.  The Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii)    Due Qualification.  The Seller is
in good standing and duly qualified to do business in the States of Delaware and New Jersey and all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

           (iii)    Power and Authority.  The Seller
has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser and such sale and assignment is valid and binding against the Seller, and the Seller has duly authorized such sale and assignment to the Purchaser by all necessary action; the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action, and this Agreement is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms. The Seller has duly executed and delivered this Agreement and any other agreements and documents necessary to effectuate the transactions contemplated hereby.

            (iv)    No Violation.  The consummation of
the transactions contemplated hereby and the fulfillment of the terms hereof, neither conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

             (v)    No Proceedings.  There are no
proceedings or investigations pending or, to the best knowledge of Seller, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi)    No Approvals.  No approval,
authorization or other action by, or filing with, any governmental authority of the United States of America or any of the States is required or necessary to consummate the transactions contemplated hereby, except such as have been duly obtained or made by the Closing
Date. Seller complies in all material respects with all applicable laws, rules and orders with respect to itself, its business and properties and the Receivables; and Seller maintains all applicable permits, licenses and certifications.

           (vii)    Taxes.  The Seller has filed all
federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Seller, would result in the assertion by any taxing authority of any material tax deficiency, and the Seller has no knowledge of a proposed liability for any tax to be imposed upon the Seller's properties or assets for which there is not an adequate reserve reflected in the Seller's current financial statements.

          (viii)    Investment Company.  The Seller is
not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

            (ix)    Pension/Profit Sharing Plans.  No
contribution failure has occurred with respect to any pension or profit sharing plan and all such plans have been fully funded as of the date of this Agreement.

             (x)    Trade Names.  "Aegis Auto Finance,
Inc." is the only trade name under which the Seller is currently operating its business; for the six (6) years
(or such shorter period of time during which the Seller was in existence) preceding the Closing Date, the only other trade name under which Seller operated its business is "The Clearing House Corp."

            (xi)    Ability to Perform.  There is no
material impairment in the ability of the Seller to perform its obligations under this Agreement.

           (xii)    Valid Business Reasons; No
Fraudulent Transfers. The Seller has valid business reasons for transferring the Receivables rather than obtaining a secured loan with the Receivables as collateral. At the time of the transfer: (i) the Seller transferred the Receivables to the Purchaser without any intent to hinder, delay, or defraud any current or future creditor of the Seller; (ii) the Seller was not insolvent and did not become insolvent as a result of the transfer; (iii) the Seller was not engaged and was not about to engage in any business or transaction for which any property remaining with the Seller was an unreasonably small capital or for which the remaining assets of the Seller were unreasonably small in relation to the business of the Seller or the transaction; (iv) the Seller did not intend to incur, and did not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid by the Purchaser to the Seller for the Receivables was equivalent to the fair market value of such Receivables.

          (xiii)    Chief Executive Office.  The Seller
maintains its chief executive office in the State of New Jersey, and there have been no other locations of the Seller's chief executive office since January 1995.


           (xiv)    Adverse Orders.  There is no
injunction, writ, restraining order or other order of any nature binding upon Seller that adversely affects
Seller's performance of this Agreement and the transactions contemplated hereby.

          (b)  The Seller makes the following
representations and warranties as to the Receivables for the benefit of the Purchaser, on which the Purchaser relies in accepting the Receivables on the Closing Date. Such representations and warranties speak as of the Closing Date but shall survive the sale, transfer and assignment of the Receivables to the Purchaser.

              (i)   Characteristics of Receivables.
Each Receivable (A) has been originated in the United
States of America by Seller or a Dealer for the retail sale of a Financed Vehicle in the ordinary course of Seller's or such Dealer's business, has been fully and properly executed by the parties thereto and, if originated by a Dealer, has been purchased by Seller from such Dealer or has been financed for such Dealer under an existing agreement with Seller, (B) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller or the Dealer in the Financed Vehicle, which security interest, if in favor of the Dealer, has been assigned by the Dealer to Seller, and which in either case has been duly assigned by Seller to the Purchaser, (C) is covered by the VSI Insurance Policy and by the Risk
Default Insurance Policy, (D) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral for the benefit of the security and (E) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 60 months and yield interest at the Annual
Percentage Rate.

             (ii)   Schedule of Receivables.  The
information set forth on the Schedule of Receivables is true, complete and correct in all material respects as of the opening of business on the Cutoff Date.

            (iii)   Compliance With Law.  Each
Receivable and the sale of each Financed Vehicle (A) complied at the time it was originated or made and at the Closing Date complies in all material respects with all requirements of applicable federal, State and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending
Act, the Equal Credit Opportunity Act, the Fair Credit
Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss
Warranty Act, the Federal Reserve Board's Regulations B and Z, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws and (B) does not contravene any applicable contracts to which Seller is a party and no party to such contract is in violation of any applicable law, rule or regulation which is material to the Receivable or the sale of the Financed Vehicle.

             (iv)   Binding Obligation.  Each
Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

              (v)   No Government Obligor.  None of the
Receivables is due from the United States of America or any State or local government or from any agency, department or instrumentality of the United States of America or any State or local government.

             (vi)   Security Interest in Financed
Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Seller as the secured party.

            (vii)   Receivables in Force.  No
Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

           (viii)   No Waiver.  No provision of a
Receivable has been waived, impaired, altered or modified in any respect except in accordance with the Servicing Agreement, the substance of which is reflected in the Schedule of Receivables as it relates to the information included thereon.

             (ix)   No Amendments.  No Receivable has
been amended such that either the original Scheduled
Payment has been decreased or the number of originally scheduled due dates has been increased except as permitted under the terms of the Risk Default Policy.

              (x)   No Defenses.  No right of
rescission, setoff, recoupment, counterclaim or defense has been asserted or threatened with respect to any Receivable.

             (xi)   No Liens.  No Liens or claims have
been filed for work, labor or materials relating to a Financed Vehicle that are Liens prior to, or equal or coordinate with, the security interest in the Financed
Vehicle granted by the Obligor pursuant to the Receivable.

            (xii)   No Default.  Except for payment
delinquencies continuing for a period of not more than thirty (30) days as of the applicable Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of the foregoing. As of the date hereof the Seller has no knowledge of any facts regarding any particular Receivable transferred on such date indicating that such Receivable would not be paid in full.

           (xiii)   Insurance.  Each Receivable is
covered, as of the Closing Date and throughout the term of the Receivable, under the VSI Insurance Policy and the Risk Default Insurance Policy, and each such insurance policy is valid and remains in full force and effect. The Seller, in accordance with its customary procedures, has required that each Obligor obtain, and has determined that each Obligor has obtained, physical damage insurance covering the Financed Vehicle as of the date of execution of the Receivable insuring repair or replacement of such Financed Vehicle subject to a deductibility not in excess of $500.

            (xiv)   Title.  It is the intention of the
Seller that the transfer and assignment of the Receivables from the Seller to the Purchaser herein contemplated be treated as an absolute sale for financial accounting purposes, and that the beneficial interest in and title to the Receivables not be part of the property of the Seller for any purpose under state or federal law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser, except the pledge to and liens for the benefit of certain of Seller's creditors which will be released prior to conveyance to the Purchaser hereunder. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Purchaser will have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer has been validly perfected under the UCC.

             (xv)   Lawful Assignment.  No Receivable
has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates is or shall be unlawful, void or voidable.

            (xvi)   All Filings Made.  All filings
(including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected security interest in the Receivables have been made.

(
             xvii)     One Original.  There is only one
original executed copy of each Receivable.

          (xviii)   Maturity of Receivables.  Each
Receivable had an original maturity of not more than 60 months.

            (xix)   Monthly Payments.  Each Receivable
provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from such level payment) which fully amortize the amount financed over the original term; provided, however, that the Risk
Default Policy provides that loan extensions will be allowed, subject to no more than one extension during each 12 months in the Receivable's term.

             (xx)   Financing.  Each Receivable
represents a Simple Interest Receivable.

            (xxi)   Bankruptcy Proceeding.  No
Receivable as of the Cutoff Date is noted in the Seller's records as a dischargeable debt under a bankruptcy proceeding.

           (xxii)   Chattel Paper, Valid and Binding.
Each Receivable constitutes "chattel paper" under the UCC, and is the legal, valid and binding obligation of the Obligor thereunder in accordance with the terms thereof.

          (xxiii)   No Future Advances.  The full
principal amount of each Receivable has been advanced to each Obligor or advanced in accordance with the directions of each such Obligor, and there is no requirement for future advances thereunder. The
Obligor with respect to the Receivable does not have any options under such Receivable to borrow from any person additional funds secured by the Financed
Vehicle. Each Receivable as of the Closing Date is fully secured by the related Financed Vehicle.

           (xxiv)   Underwriting Guidelines.  Each
Receivable has been originated in accordance with the Underwriting Guidelines and in accordance with the underwriting guidelines acceptable to the Risk Default
Insurer.

            (xxv)   Principal Balance.  No Receivable
has a Principal Balance which includes capitalized interest, physical damage insurance or late charges.

           (xxvi)   Financed Vehicle in Good Repair.
To the best of the Seller's knowledge, each Financed
Vehicle is in good repair and working order.

          (xxvii)   Servicing.  At the Cutoff Date,
each Receivable was being serviced by the Servicer.

            (xxviii)     Eligible Loan.  Each
Receivable constitutes an "Instrument" and each Financed Vehicle constitutes "Eligible Collateral" as defined in and for purposes of the Risk Default
Insurance Policy.  Neither the insured under the Risk
Default Insurance Policy nor any Person acting on behalf of such insured has concealed or misrepresented any material facts or circumstances regarding any matter that would serve as a basis for the Risk Default
Insurer to void the Risk Default Insurance Policy.

           (xxix)   Original Principal Amount.   The
original principal amount of each Receivable (A) originated under the original "Zero Down" and the "Reduced Income" programs, was not more than (1) in the case of new Financed Vehicles, the lower of (x) 105.49% of the manufacturer's suggested retail price plus rebatable premiums on cancelable items and (y) 120% of the manufacturer's suggested retail price or (2) in the case of used Financed Vehicles, the lower of (x)
105.49% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region plus rebatable premiums on cancelable items and (y)
120% of such Kelley "Blue Book" retail value; (B) originated under the "First Time Buyer" program, was not more than (1) in the case of new Financed Vehicles, 95% of the manufacturer's suggested retail price plus rebatable premiums on cancelable items of up to 15% of the manufacturer's suggested retail price or (2) in the case of used Financed Vehicles, 95% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region plus rebatable premiums on cancelable items of up to 15% of the manufacturer's suggested retail price and (C) originated under the "Military Program" was not more than 105% of the manufacturer's suggested retail price or, in the case of used Financed Vehicles, 105% of the Kelley "Blue
Book" retail value. All of the Additional Receivables will be originated in accordance with the applicable
Underwriting Guidelines.

            (xxx)   No Proceedings.  There are no
proceedings or investigations pending or, to the best knowledge of the Seller, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its respective properties: (A) asserting the invalidity of any of the Receivables; (B) seeking to prevent the enforcement of any of the Receivables;
or (C) seeking any determination or ruling that might materially and adversely affect the payment on or enforceability of any Receivable.

          (c)  The Seller makes the following
additional representations, warranties and covenants for the benefit of the Purchaser on which the Purchaser relies in accepting the Receivables on the Closing
Date, which representations, warranties and covenants shall survive the Closing Date.

               (i)  Location of Servicer Files.  The
Servicer Files are kept by the Servicer at the location listed in Exhibit C hereto.

               (ii) Evidence of Security Interest.  On
the Closing Date the Seller shall deliver or cause to be delivered to the Purchaser, (A) an original certificate of title or (B) if the applicable state title registration agency does not deliver certificates of title to lienholders, such other document delivered to the Seller by the state title registration agency evidencing the security interest of the Seller in the Financed Vehicle, or (C) a guarantee of title or a copy of an application for title if no certificate of title or other evidence of the security interest in the Financed Vehicle has yet been issued, for each Financed
Vehicle relating to each Receivable sold, transferred, assigned and conveyed hereunder; provided, however, that any original certificate of title or other document evidencing the security interest of the Seller in the Financed Vehicle not so delivered on the Closing
Date due to the fact that such title or other document has not yet been issued by a state title registration agency and delivered to the Purchaser as of such date, shall be delivered by the Seller to the Purchaser within one hundred twenty (120) days after the Closing
Date  or such later date as permitted by the Purchaser;
provided, further, that failure to so deliver any original certificate of title or other document evidencing the security interest of the Seller in the Financed Vehicle shall be deemed to be a breach by the Seller of its representations and warranties contained in this Section 3.01.

               (iii)     Insurance Claims.  The Seller
shall provide to the Purchaser, within five (5)
Business Days of receipt or distribution thereof, (A) copies of all documents received from the Risk Default
Insurer contesting the eligibility of any claim made under a Risk Default Policy and (B) copies of all documents regarding the resolution of alleged ineligible claims.

               (iv) Business Purpose.  The Seller will
sell, transfer, assign and otherwise convey (for state law, tax and financial accounting purposes) the Receivables for a bona fide business purpose.

               (v)  Financial Accounting Purposes.  The
Seller and the Purchaser, as owner of the Receivables, each intend to treat the transactions contemplated by this Agreement as an absolute sale of the Receivables by the Seller for financial accounting purposes.

               (vi) Valid Transfer.  This Agreement
constitutes a valid transfer by the Seller to the Purchaser of all of the Seller's right, title and interest in the Receivables and the other Property.

               (vii)     Seller's Obligations.  The
Seller has submitted all necessary documentation for payment of the Receivables to the Obligors and has fulfilled all of its applicable obligations hereunder required to be fulfilled as of the Closing Date.

               (viii)    Insurance Policies. The Seller
will not cancel, nor permit the cancellation of, the Risk Default Insurance Policy or VSI Insurance Policy, in each case as it relates to the Receivables.

                                ARTICLE IV

                                CONDITIONS

     Section 4.01.  Conditions to Obligation of the
Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date and the Seller shall have performed all obligations to be performed by each of them hereunder on or prior to the Closing Date.

          (b) Files Marked; Files and Records owned by
Purchaser. The Seller shall, at its own expense, on or prior to the Closing Date indicate in its files that the Receivables have been sold to the Purchaser pursuant to this Agreement and the Seller shall deliver to the Purchaser a Schedule of Receivables certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete. Further, the Seller hereby agrees that the computer files and other physical records of the Receivables maintained by the Seller will bear an indication reflecting that the Receivables have been sold to the Purchaser.

          (c) Documents to be Delivered by the Seller at the Closing.

              (i)   The Assignment.  At the Closing,
the Seller will execute and deliver an Assignment substantially in the form of Exhibit A hereto with respect to the Receivables then being sold.

              (ii)  Evidence of UCC Filings.  The
Seller shall record and file, at its own expense, UCC-3 termination statements in each jurisdiction required by applicable law, to release any prior security interests in the Receivables granted by the Seller, and (B) on or prior to the Closing Date, UCC financing statements in each jurisdiction in which required by applicable law, executed by the Seller as seller or debtor, and naming the Purchaser as purchaser or secured party, identifying the Receivables and the other Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The
Seller shall deliver file-stamped copies, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

              (iii) Evidence of Insurance and Payment.
On the Closing Date the Seller shall deliver to Purchaser evidence of payment in full of all premiums due under the Risk Default Insurance Policy and the VSI
Insurance Policy with respect to the Receivables being sold on such date.

              (iv)  Other Documents.  Such other
documents, including without limitation powers of attorney with respect to the Receivables, as the Purchaser may reasonably request.

     Section 4.02.  Conditions to Obligation of the
Seller. The obligation of the Seller to sell the Receivables to the Purchaser on the Closing Date is subject to the condition that at the Closing Date the Purchaser will deliver to the Seller the Receivables
Purchase Price for the Receivables, as provided in
Section 2.01(b).

                                 ARTICLE V

                          COVENANTS OF THE SELLER

     The Seller agrees with the Purchaser as follows:

     Section 5.01.  Protection of Right, Title and
Interest.

          (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a).

          (b) Name Change.  At least fifteen days
before the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change and no later than five (5) days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Property.

     Section 5.02.  Other Liens or Interests.  Except
for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer the Receivables to any other person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller.

     Section 5.03.  Chief Executive Office.  The Seller
shall give written notice to the Purchaser at least 30 days prior to relocating its chief executive office and shall make such filings under the UCC as shall be necessary to maintain the perfection of the security interest (as defined in the UCC) in the Receivables granted in favor of the Purchaser hereunder.

     Section 5.04.  Purchaser as Named Insured; Pledge
of Proceeds. The Seller shall cause the Purchaser to be identified as the named insured or additional insured under the Risk Default Insurance Policy and as an additional insured, as its interests may appear, under the VSI Insurance Policy as of the Closing Date.
The Seller hereby assigns to the Purchaser any interest it may have in any and all proceeds with respect to a Receivable under the terms of any of the foregoing insurance policies.

     Section 5.05.  Costs and Expenses.  The Seller
agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the sale to the Purchaser of the Seller's right, title and interest in and to the Receivables.

     Section 5.06.  No Waiver.  The Seller shall not
waive any default, breach, violation or event permitting acceleration under the terms of any Receivable.

     Section 5.07.  Location of Servicer Files.  The
Servicer Files have been delivered to the location listed in Exhibit C hereto.

     Section 5.08.  Sale of Receivables.  The Seller
will take no action inconsistent with the Purchaser's ownership of the Receivables. If a third party, including a potential purchaser of the Receivables, should inquire, the Seller will promptly indicate that ownership of the Receivables has been transferred to the Purchaser.

     Section 5.09.  The Seller's Records.  This
Agreement and all related documents describe the transfer of the Receivables from the Seller as an absolute sale by the Seller to the Purchaser and evidence the clear intention by the Seller to effectuate an absolute sale and assignment of such Receivables. The financial statements and tax returns of the Seller will disclose that, under generally accepted accounting principles, or for tax purposes, respectively, the Seller transferred ownership of the Receivables.

     Section 5.10.  Financial Statements.  The Seller
will furnish to the Purchaser and each
Certificateholder, (A) within 90 days after the end of its fiscal year, an unaudited balance sheet as at the end of such fiscal year and the related statements of income and cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and (B) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, an unaudited balance sheet of the Seller as at the end of such quarterly period setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year.

     Section 5.11.  Compliance with Laws, Etc.  The
Seller will comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables and any other agreements related thereto), where the failure so to comply, individually or in the aggregate for all such failures, would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

     Section 5.12.    Preservation of Existence.  The
Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

     Section 5.13.  Keeping of Records and Books of
Account. The Seller shall maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing its Receivables in the event of the destruction of the originals thereof), and shall keep and maintain, or cause to be kept or maintained, all documents, books, records and other information which, in the reasonable determination of Purchaser are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables. Seller shall maintain or cause to be maintained at all times accurate and complete books, records and accounts relating to the Receivables, which books and records shall be marked to indicate the sales of all Receivables hereunder.

     Section 5.14.  Separate Existence of Purchaser.
Seller will, and will cause each other affiliate to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Purchaser and that Purchaser is not a division of the Seller or any other Person.



                                ARTICLE VI

                              INDEMNIFICATION

     Section 6.01.  Indemnification.  The Seller shall
indemnify the Purchaser for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.


                                ARTICLE VII

                         MISCELLANEOUS PROVISIONS

     Section 7.01.  Obligations of the Seller.  The
obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     Section 7.02.  Repurchase or Substitution Upon
Breach. (a) The Seller hereby covenants and agrees to deliver to the Purchaser, prompt written notice of the occurrence of a breach of any of the representations and warranties of the Seller contained or deemed to be contained in Section 3.01(b) hereof with respect to any Receivable. If such breach shall not have been cured by the thirtieth day following discovery thereof, the Seller shall be obligated to repurchase such Receivable hereunder from the Purchaser at the Purchase Amount on a date which shall be no later than the fifth Business
Day following the applicable cure period. For purposes of this Section, the Purchase Amount of a Receivable which is not consistent with the warranty pursuant to
Section 3.01(b)(i)(E) shall include such additional amount as shall be necessary to provide the full amount of principal and interest as contemplated therein.

     (b) The foregoing notwithstanding, the Seller shall also have the option of substituting, within the five Business Day period following the applicable cure period, a Receivable conforming to the requirements hereof (a "Substitute Receivable") for any breach or failing Receivable instead of repurchasing such Receivable, provided any such substitution occurs within ninety (90) days of the Closing Date. It shall be a condition of any such substitution that (i) the outstanding Principal Balance of the Substitute
Receivable as of the date of substitution shall be less than or equal to the outstanding Principal Balance of the replaced Receivable as of the date of substitution;
provided that an amount equal to the difference, if any, between the outstanding Principal Balance of the replaced Receivable and the outstanding Principal
Balance of the Substitute Receivable shall be paid in cash to Purchaser; (ii) the remaining term to maturity of the Substitute Receivable shall not be greater than that of the replaced Receivable; (iii) the Cutoff Date with respect to the Substitute Receivable shall be deemed to be the first day of the month of the substitution; (iv) the Substitute Receivable otherwise satisfies the conditions of Section 3.01(b) hereof (the
Seller shall be deemed to make all representations and warranties contained in Section 3.01(b) and (c) hereof with respect to the Substitute Receivable as of the date of substitution); and (v) the Seller shall have delivered to the Purchaser all of the documents specified in Section 4.01(c) hereof with respect to the Substitute Receivable on or before the date of substitution.


     Section 7.03.  Purchaser's Assignment of
Nonconforming Receivables. With respect to all Receivables repurchased or substituted for by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

     Section 7.04.  Amendment.  This Agreement may be
amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser.

     Section 7.05.  Waivers.  No failure or delay on
the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignments shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     Section 7.06.  Notices.  All communications and
notices pursuant hereto to any party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the preamble of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

     Section 7.07.  Costs and Expenses.  The Seller
will pay all expenses, including reasonable fees and expenses of counsel, incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses in connection with the enforcement of any obligation of the Seller hereunder.

     Section 7.08   Acknowledgement Concerning
Insurance Proceeds. The Seller hereby acknowledges and agrees for the benefit of the Purchaser, that any checks representing Risk Default Insurance Proceeds or proceeds from claims on any Insurance Policies in respect of the Receivables that at any time may be made payable to the Seller will be so made payable for reasons of administrative and claims processing convenience only and that, notwithstanding that such checks may be made so payable, the Seller shall have no right, title or interest in such proceeds.

     Section 7.09.  Limited Recourse to Purchaser.  The
Seller agrees that the obligations of the Purchaser hereunder are payable solely from the Purchaser's interests in the Property and that the Seller may not look to any other property or assets of the Purchaser in respect of such obligations.

     Section 7.10.  Headings and Cross-References.  The
various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.
References in this Agreement to Section names or numbers are to such Sections of this Agreement.

     Section 7.11.  Governing Law.  This Agreement and
the Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey without regard or reference to principles of conflicts of laws of such state.

     Section 7.12.  Counterparts.  This Agreement may
be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                              AEGIS AUTO FINANCE, INC.,
as Seller



                              By

                                   Joseph F. Battiato
                                   President


                              AEGIS AUTO FUNDING CORP.,
a Delaware corporation, as Purchaser



                              By

                                   Angelo R. Appierto
                                   President
                                 EXHIBIT A

                                ASSIGNMENT


     For value received in accordance with the Purchase
Agreement dated as of May ___, 1996, (the "Purchase
Agreement"), by and between the undersigned ("the
Seller"), and Aegis Auto Funding Corp., a Delaware corporation (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, (i) all right, title and interest of the undersigned in and to the Receivables identified on the Schedule attached hereto, all moneys received thereon on and after the Cutoff
Date allocable to principal, and all moneys received thereon allocable to interest accrued thereon from and including the Cutoff Date therefor; (ii) the security interests of the Seller in the Financed Vehicles granted by the Obligors pursuant to the Receivables;
(iii) the interest of the Seller in any Risk Default
Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance Policy) covering the Receivables, the Financed Vehicles or Obligors from the Cutoff Date; and (iv) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Servicer
Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of [CLOSING
DATE].

                              AEGIS AUTO FINANCE INC.,
III



                              By

                                   Name:
                                   Title:

                                 EXHIBIT B

                          SCHEDULE OF RECEIVABLES

                                 EXHIBIT C


                        LOCATION OF SERVICER FILES


American Lenders Facilities, Inc.
2600 Michaelson Drive
Suite 470
Irvine, CA  92715
                                SCHEDULE A

                         DESCRIPTION OF COLLATERAL